UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2008

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITON OF ASSETS.

On July 3, 2008, Point.360 purchased land and a 32,000 square foot building (occupied by Point.360 for ten years) (the “Property”) from Hollywood Way Office Ventures, LLC, an unaffiliated entity, pursuant to a Sale, Purchase and Escrow Agreement dated May 19, 2008. Point.360 paid $8 million for the Property located in Burbank, California. For the Property, Point360 paid $2.0 million in cash, and financed $6.0 million through a first mortgage with a financial institution.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 3, 2008, Point.360 entered into a $6.0 million Promissory Note (“Note”) with Lehman Brothers Bank FSB for the purchase of the Property. The Note bears interest at 3-month LIBOR plus 3.6% fixed for the first five years, after which the Note will bear interest at 3-month LIBOR plus 3.6% on a variable bases. The Note is payable on a fully amortizing basis over 30 years. The Note is secured by the Property.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Sale, Purchase and Escrow Agreement dated May 19, 2008 among Point.360, Hollywood Way Office Ventures, LLC and Commonwealth Land Title Insurance Company

10.2	Promissory Note between Point.360 and Lehman Brothers Bank FSB dated July 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

July 7, 2008	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer